EXHIBIT 10.15
OFFICERS’ AND KEY EMPLOYEES’
PERFORMANCE STOCK UNIT AGREEMENT

1.Award of Performance Stock Units

(a)Portland General Electric Company (the "Company") hereby grants ___________ performance stock units ("Performance Stock Units") to _____________ ______ ____________ (the "Grantee") in accordance with the terms of this agreement (the "Agreement").

(b)A Performance Stock Unit represents the right to receive a share of the Company's common stock ("Share") at a future date and time, subject to and in accordance with the vesting provisions provided herein.

(c)The grant is effective as of February __, 2022 (the "Grant Date").

(d)The three-year performance period applicable to this grant is January 1, 2022 to December 31, 2024 (the "Performance Period").

(e)The grant is made under the Portland General Electric Company Stock Incentive Plan, as amended and restated (the "Plan") and is subject to the terms and conditions of the Plan and this Agreement.

(f)Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

2.Performance-Based Vesting

Subject to Section 7 below, at the conclusion of the Performance Period, the Committee shall determine the number of Performance Stock Units that shall vest, if any, by multiplying the Performance Percentage (determined in accordance with the schedule attached as Appendix B) by the number of Performance Stock Units.

Notwithstanding the foregoing or anything in the Agreement to the contrary, in determining performance results, the Committee may disregard or offset the effect of “Extraordinary Items.” For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

3.Settlement in Shares

The Company shall settle each vested Performance Stock Unit by issuing a Share to the Grantee. Vested Performance Stock Units will be settled as soon as possible following the conclusion of the Performance Period (or as otherwise provided in Section 7), but in no event later than the March 15th of the calendar year following the vesting date.

4.Dividend Equivalent Rights

The Grantee shall be entitled to Dividend Equivalent Rights for each Vested Performance Stock Unit including additional stock units credited pursuant to this Section 4. A Dividend Equivalent Right entitles the Grantee to be credited with a number of additional stock units based on the value of any cash dividends paid on the Shares for which the record date between the Grant Date and the settlement date of the Performance Stock Unit. The

    1    Revised February 2022

Grantee:

number of additional stock units credited to the Grantee pursuant to the foregoing shall be determined by dividing (a) the amount of cash dividends paid on an applicable dividend payment date with respect to the numbers of Shares represented by the stock units previously credited to the Grantee by (b) the Fair Market Value of Shares as of the date such stock units are credited to the Grantee. At the same time that vested Performance Stock Units are settled, the Company shall settle such additional stock units attributable to Dividend Equivalent Rights. Notwithstanding the foregoing, the number of Shares to be issued to the Grantee with respect to stock units attributable to Dividend Equivalent Rights that vest on a given vesting date shall be determined by rounding such stock units down to the nearest whole number. In no event shall fractional Shares be issuable in respect of the Performance Stock Units.

5.Shareholder Rights

The Grantee will not have any shareholder rights with respect to the Performance Stock Units or Dividend Equivalent Rights, including the right to vote or receive dividends, until Shares are issued to the Grantee in settlement of the vested Performance Stock Units and Dividend Equivalent Rights.

6.Termination of Employment

(a)If the Grantee's employment and service with the Company and its subsidiaries or Affiliates is terminated (a "Termination") before the expiration of the Performance Period the Grantee will forfeit all unvested Performance Stock Units, except as provided in Section 6(b), Section 6(c) and Section 7 below. The Committee shall determine the date of any Termination.

(b)Subject to Section 6(c) and Section 7 below, if, before the expiration of the Performance Period, the Grantee experiences a Termination due to death, disability (as determined under the long-term disability program of the Company or its subsidiary or Affiliate covering the Grantee) or retirement (as determined under the Company's qualified defined benefit pension plan but other than for Cause as defined in Section 7 below), a percentage of the Performance Stock Units may vest at the end of the Performance Period. The number of Performance Stock Units that vest, if any, shall be determined by multiplying (a) the Performance Percentage (determined in accordance with the schedule attached as Appendix B) by (b) the number of Performance Stock Units by (c) the percentage of the Performance Period that the Grantee was actively employed. The Grantee will forfeit any remaining Performance Stock Units.

(c)If, before the expiration of the Performance Period, the Grantee satisfies the Rule of 75 on the date of the Grantee’s Termination for reasons other than Cause as defined in Section 7 below (including due to death or disability), a number of Performance Stock Units may vest, with the number vesting, if any, determined by multiplying (a) the Performance Percentage (determined in accordance with the schedule attached as Appendix B) by (b) the number of Performance Stock Units.  For purposes of this Agreement, a Grantee satisfies the Rule of 75 at a certain date if, as of that date, (i) the Grantee is at least age 55, (ii) the Grantee has completed no less than five years of service for the Company and/or its subsidiaries or Affiliates, and (iii) the Grantee’s age plus years of service for the Company and/or any of its Subsidiary Corporations or Affiliates is equal to no less than 75.

7.Change in Control
Notwithstanding the preceding provisions of this Agreement:

Grantee:

    Any Performance Stock Units that have not previously vested shall be deemed vested at the target level of performance as of the date of any Termination within two years following a Change in Control (i) by the Company or any subsidiary or Affiliate or any successor entity for any reason other than for Cause or (ii) by the Grantee within 90 days after there is (a) a material adverse change in the nature of the Grantee’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that merely ceasing to be an officer of a public company shall not, by itself, constitute a material adverse change for purposes of this provision, (b) a material reduction in the Grantee’s base compensation or incentive compensation opportunities from those in effect immediately prior to the Change in Control or as they respectively may be increased thereafter from time to time or (c) a mandatory relocation of Grantee’s principal place of work in excess of 50 miles.
    Dividend Equivalent Rights shall be determined in accordance with Section 4 hereof as if the date of Termination were the end of the Performance Period.
    Any Performance Stock Units that vest pursuant to this Section 7 shall be settled as soon as possible following the Termination but in no event later than 60 days following the date of the Termination.
For purposes of this Section 7, “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Grantee to perform substantially all of his or her duties to the Company in accordance with the Grantee’s obligations and position with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the Company, such notice setting forth in reasonable detail the nature of such failure, and in the event the Grantee fails to cure such breach or failure within 30 days of notice from the Company, if such breach or failure is capable of cure; (ii) the violation of a Company policy, which violation could reasonably be expected to result in Termination; (iii) dishonesty, gross negligence, breach of fiduciary duty; (iv) the commission by the Grantee of an act of fraud or embezzlement, as found by a court of competent jurisdiction; (v) the conviction of the Grantee of a felony; or (vi) a material breach of the terms of an agreement with the Company, provided that the Company provides the Grantee with adequate notice of such breach and the Grantee fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.
8.Nontransferability of Award

No portion of this award shall be transferable during the Grantee's lifetime. The Grantee may, from time to time, designate one or more beneficiary or beneficiaries (including contingently or successively) to whom any award under this Agreement shall be paid in case of the Grantee's death. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company and shall be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, in the event of the Grantee's death, awards under this Agreement shall be transferable only by will or the laws of descent and distribution. The transferability of the Shares issued in settlement of the Performance Stock Units and Dividend Equivalent Rights may also be limited in accordance with any legend on the certificate(s) representing such Shares that restricts the transferability of the Shares.

9.Withholding

The Company's obligation to deliver certificate(s) representing Shares issued to settle vested Performance Stock Units and Dividend Equivalent Rights shall be subject to the satisfaction of applicable tax withholding requirements, including federal, state and local requirements. Unless, prior to the end of the Performance Period (or, in the case of a Termination described in Section 7, settlement of the Performance Stock Units and any Dividend Equivalent Rights), the Grantee notifies the Company of the Grantee’s intention to remit (and before the settlement date the Grantee does actually remit) sufficient funds to the Company or the Grantee's employer to satisfy all applicable withholding requirements prior to the date Shares are to be delivered to the Grantee, then, subject to applicable law, the

Grantee:

Company or the Grantee's employer shall withhold Shares otherwise deliverable to the Grantee with a Fair Market Value sufficient to satisfy the applicable withholding requirements.

10.Confidentiality and Non-Solicitation Obligations

The issuance of the Performance Stock Units and Dividend Equivalent Rights under this Agreement, are contingent on the Grantee signature of the Company’s Confidentiality and Non-Solicitation Agreement, attached hereto as Appendix A.

11.Amendments

The Committee may from time to time amend the terms of this Agreement to the extent it deems appropriate to carry out the terms and provisions of the Plan. Notwithstanding the foregoing, any amendment materially adverse to the economic interests of the Grantee shall be effective only if consented to by the Grantee in writing.

12.Incorporation of Plan Terms

The terms and conditions of the Plan are incorporated into and made a part of this Agreement. In the event of any difference between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control.

13.Interpretation of Agreement and Plan

The Committee shall have sole power to interpret and construe any provisions of this Agreement or the Plan. Any such interpretation or construction made by the Committee shall be final and conclusive.

14.Grant Not to Affect Employment

The Performance Stock Units and Dividend Equivalent Rights granted hereunder and Shares issued in settlement of the Performance Stock Units and Dividend Equivalent Rights shall not confer upon the Grantee any right to continue in the employment of the Company or its subsidiaries or Affiliates.

15.Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Unless such an invalid or unenforceable provision can be appropriately reformed or modified, this Agreement shall be construed as if such provision were omitted.

16.Miscellaneous

The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

17.Securities Laws

The Committee may from time to time impose any conditions on the Performance Stock Units, Dividend Equivalent Rights or Shares issued in settlement of the Performance Stock Units or Dividend Equivalent Rights as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.

18.Award Subject to Recoupment, Reduction or Cancellation

Notwithstanding any other provision of this Agreement to the contrary, Performance Stock Units and Dividend Equivalent Rights granted under this Agreement, shares issued in

Grantee:

settlement of such Performance Stock Units and Dividend Equivalent Rights, and proceeds from the sale of such shares, are subject potential cancellation, reduction, recoupment, rescission, payback or other action under the Company’s Incentive Compensation Clawback and Cancellation Policy, as it may be amended from time to time (“Policy”), and Grantee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to Grantee and (b) any provision of applicable law or regulatory or stock exchange listing requirement relating to cancellation, reduction, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to Grantee) or applicable law or regulatory or exchange listing requirement without further consent or action being required by Grantee. To the extent that there is a conflict between the terms of this Agreement on the one hand and on the other the Policy or any similar policy or applicable law or regulatory or exchange listing requirement, then the terms of the Policy or such policy, law or regulatory or exchange listing requirement shall prevail.

19.Notices

All notices or other communications given hereunder shall be in writing, and any notices or other communications required to be given hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery, or expedited delivery service, delivery charges prepaid and with acknowledged receipt of delivery. A notice or other communication shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt, and shall be addressed, as the case may be, to the Grantee and to the Company at the following applicable address:

(a)If to the Grantee, to the most recent address for Grantee that the Company or its subsidiaries have in their records.

(b)If to the Company, to:

Portland General Electric Company
Attn: Vice President, Human Resources
121 SW Salmon St
Portland OR 97204

Any party may, by notice given in compliance with this Section, change its address for all subsequent notices. Notice by either party shall be deemed sufficient if signed by such party's counsel and also, in the case of the Company, by any of the Company's officers, if otherwise given in compliance with this Section.

20.Entire Agreement

This Agreement (which incorporates the terms and conditions of the Plan) constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

21.Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. With respect to any suit, action or proceedings relating to this Agreement (the "Proceedings"), each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Oregon and the United States District Court located in Multnomah County, Oregon, and irrevocably waives any objection that it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such

Grantee:

party. Nothing in this Agreement precludes either party from enforcing in any jurisdiction any judgment, order or award obtained in any such court.

22.Grantee Acknowledgement

Grantee acknowledges that he/she had sufficient time to consider this Agreement and to seek legal consultation and has fully read and understands this Agreement.

[GRANTEE]    PORTLAND GENERAL ELECTRIC COMPANY

                        By:
                        Its:
Date:                     Date:

Grantee:

Appendix A

Confidentiality and Non-Solicitation Agreement

This Confidentiality and Non-Solicitation Agreement (the “Agreement”) is made and entered as of the date set forth below by and between Portland General Electric Company (the “Company”) and the undersigned employee (“I, me, my”), for good and valuable consideration, including but not limited to the Company’s grant, and my receipt, of the Performance Stock Units pursuant to the Officer’s and Key Employees Performance Stock Unit Agreement dated February ___, 2022. The term the “Company,” as used in this Agreement, also includes its existing and future direct or indirect subsidiaries or branches, predecessors, successors, assigns, and any of its current or former affiliates.

1.Acknowledgments. I recognize that the Company’s relationships with Company Employees represents an important business asset that results from the Company’s significant investment of its time and resources. I further acknowledge that my position with the Company exposes me to Confidential Information. I further recognize that I will cause the Company great loss, damage, and immediate irreparable harm, if, during my employment with the Company or subsequent to the end of such employment for any reason, I should, for myself or on behalf of any other Person, violate the covenants set forth in this Appendix B (“Restrictive Covenants”).

2.Confidential Information.

a.As used in this Agreement, the term “Confidential Information” includes, but is not limited to: (i) customers and clients and customer or client lists, (ii) accounting and business methods, (iii) services or products and the marketing of such services and products, (iv) fees, costs and pricing structures, (v) designs and specifications, (vi) analysis, (vii) drawings, photographs and reports, (viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) data bases, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form. I represent, warrant and covenant that at no time prior to or contemporaneous with my execution of this Agreement have I, directly, willfully or negligently disclosed Confidential Information to any unauthorized person or used such Confidential Information for my own purposes or benefit.

b.I recognize that the Company is engaged in a continuous program of research, development and innovation, that it is critical for the Company to preserve and protect its Confidential Information, and that the Company has taken reasonable steps to preserve and protect its Confidential Information. I acknowledge that the information, observations and data disclosed to, or obtained, developed or learned by I concerning the business, products, services, research, development and other affairs of the Company during the course of my employment with the Company, or that may be obtained in connection with my assistance to and cooperation with the Company after my employment ends, is the property of the Company. During and after my employment, I agree to use my best efforts to safeguard the Confidential Information and protect it against disclosure, misuse, loss and theft. I further agree that I will not, both during and after my employment, directly, willfully or negligently disclose to any unauthorized person or use for my own account any of such Confidential Information without the Company’s written consent, unless, and only to the extent, that (i) I am required to disclose or use such Confidential Information in the performance of my assigned duties with the Company, (ii) the aforementioned matters become generally known to and available for use by the public other than as a result of my acts or omissions to act, or (iii) I am required to do so by order of a court of competent jurisdiction (by subpoena or similar process), in which event I shall promptly advise the Company of such requirement and shall reasonably cooperate with the Company in connection with any action by the Company to limit or suppress such disclosure. I

Grantee:

acknowledge and agree that in the course of conducting the business of the Company, certain third parties, such as customers, suppliers and vendors of Company, have provided and will provide information to Company that those third parties require be treated as confidential and proprietary and not disclosed to persons outside of the Company. Accordingly, I agree that I shall afford the same treatment to any confidential and proprietary information received by the Company from third parties as I would afford to the Confidential Information of the Company. I further agree to conform to the Company’s privacy policies, as amended from time to time.

c.Defend Trade Secrets Act Notice. I acknowledge that the Company has provided me with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (iii) if I file a lawsuit for retaliation by my employer for reporting a suspected violation of law, I may disclose the Confidential Information to my attorney and use the Confidential Information in the court proceeding, provided that I file any document containing the Confidential Information under seal and do not disclose the Confidential Information, except pursuant to court order. This Section will govern to the extent it may conflict with any other provision of this Agreement.

d.Protected Activity. I understand that nothing in this Agreement, any other agreement I have with the Company, or any the Company policy, is intended to or shall prevent me from communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, without limitation, the U.S. Department of Justice. I understand that nothing in this Agreement or any the Company policy shall prevent or prohibit me from engaging in activities protected by state and federal law, including the National Labor Relations Act, such as discussing wages, benefits, or terms and conditions of employment, or raising complaints about working conditions for me and my fellow employees’ mutual aid or protection or other legally protected activities under applicable law.

3.Non-Solicitation of Company Employees. During the term of my employment with the Company, and during the Restricted Period, I shall not, directly or indirectly, for my own benefit or for the benefit of any other Person (a) entice or induce any Company Employee to leave their employment with the Company, or (b) otherwise negatively interfere with the Company’s relationship with any Company Employee, or contractors, or consultants. Notwithstanding the foregoing, a general solicitation or advertisement for job opportunities that I may publish without targeting any Company Employee shall not be considered a violation of this Paragraph.

4.Definitions. As used in this Agreement:

a.The term “Company Employee” means an employee of the Company who (i) was employed with the Company as of my last date of employment with the Company, and (ii) who (A) has special skills important to the business of the Company, or (B) has special knowledge important to the business of the Company, or (C) has skills that are difficult for the Company to replace, or (D) possesses Confidential Information (as defined in Section 2 above).

b.The term “Restricted Period” means a period of twelve (12) months immediately following my last date of employment with the Company.

5.Reasonableness. I acknowledge and agree that: (a) the consideration provided by the Company is fair and reasonable, (b) the restrictions set forth in this Agreement are

Grantee:

reasonable as to geography, scope and duration, and (c) my rights have been limited only to the extent reasonably necessary to protect the Company’s legitimate business interests as described in this Agreement, including, without limitation, (i) the Company’s Confidential Information, and (ii) the Company’s Confidential information about its employees, including, without limitation, the Company Employees. I acknowledge that, in the event my employment with the Company ends, for any reason and at any time, I shall be able to earn a livelihood without violating the provisions of this Agreement.

6.Legal and Equitable Remedies. I agree that the Company would suffer irreparable harm if I were to breach, or threaten to breach, any provision of this Agreement and that the Company would by reason of such breach, or threatened breach, be entitled to injunctive relief in a court of appropriate jurisdiction, without the need to post any bond, and I further consent and stipulate to the entry of such injunctive relief in such a court prohibiting me from breaching, or further breaching, this Agreement. This Paragraph shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

7.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or related to this Agreement or the matters contemplated hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of Oregon in each case located in the County of Multnomah, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding and waives any objection based on improper venue or forum non conveniens.

8.Employment at Will. I understand and agree that nothing in this Agreement changes the at-will status of my employment relationship with the Company. Accordingly, my employment can be terminated at any time, without cause or notice, at my option or the Company’s option. This at-will status of my employment relationship with the Company shall remain in full force and effect throughout my employment with the Company.

9.Miscellaneous.

a.Any notices required or permitted hereunder shall be given to me at the last residential address I provided to the Company. Notices to the Company shall be directed to the attention of the Vice President, Human Resources at 121 SW Salmon Street, Portland, Oregon 97204, or at such other address as the Company shall specify in writing. Such notice shall be deemed given upon delivery by a nationally recognized overnight courier service, such as DHL, Federal Express, or UPS, or sent by certified or registered mail, postage prepaid, three days after the date of mailing.

b.Except as otherwise provided herein, the provisions of this Agreement shall survive the termination of my employment with the Company for any reason.

c.This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, PDF (or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or any other type of copy of an executed version of this Agreement signed by a party is binding upon the signing party to the same extent as the original of the signed agreement.

I ACKNOWLEDGE THAT THE COMPANY HAS ADVISED ME IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, AND THAT I EITHER HAVE CONSULTED, OR ON MY OWN VOLITION CHOSEN NOT TO CONSULT, WITH AN ATTORNEY. I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO

Grantee:

INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY SHALL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART SHALL BE RETAINED BY ME.

AGREED AND ACKNOWLEDGED:
                        Date:         _______________________

                        Employee:     _______________________

                        Address:     _______________________

                                _______________________

                        PORTLAND GENERAL ELECTRIC COMPANY

                        By: _____________________________________
Name:
Vice President, Human Resources, Diversity, Equity & Inclusion